                                                                   Exhibit 3


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into as of October 16, 1997 by and between NutraMax Products, Inc., a Delaware corporation (the "Company"), and Bernard J. Korman (the "Holder").

     WHEREAS, the Holder has agreed to purchase shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an Agreement dated as of October 14, 1997 by and between the Company and the Holder.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   "Piggyback" Registration.
          ------------------------

     If, at any time while the Holder shall hold Shares, the Company proposes to file a registration statement relating to the offering of any of its capital stock under the Securities Act (other than (i) a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect, (ii) any registration statement on Form S-4 or similar successor form, or (iii) a registration statement relating to a transaction pursuant to Rule 145 of the Securities Act), whether or not for sale for its own account, the Company shall, at least twenty-one days (or if such twenty-one day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Holder. Upon receipt by the Company not more than seven days (unless the notice given to the Holder pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from the Holder for registration of any or all of the Registrable Shares (as hereinafter defined), the Company shall, subject to Section 2, include such Registrable Shares requested to be registered in such registration statement, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Registrable Shares, unless the managing underwriter therefor concludes in its reasonable judgment that the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in (or during the time of) such offering, in which case the Company may decrease the number of shares of Registrable Shares included in such registration and any other securities proposed to be sold to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter; provided, however, that in the event of any such reduction, the first shares to be included in such registration shall be any shares to be registered for the benefit of the Company, thereafter any shares requested to be registered for the benefit of holders of Common Stock pursuant to registration rights agreements in effect between the Company and such holders prior to the date hereof, and thereafter any Registrable Shares requested to be registered by the Holder hereunder. Registrable Shares means any Shares and any securities of the Company issued as a dividend or distribution with respect to or in exchange for any Shares.
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     2.   Registration Procedures.
          -----------------------

     (a) The Company shall notify the Holder of the effectiveness of the Registration Statement and shall furnish to the Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate his sale of the Registrable Shares in the manner described in the Registration Statement.

     (b) Subject to the provisions of Section 7, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of
(i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement or (ii) 180 days from the effectiveness of the Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

     (c) Upon making a request for registration pursuant to Section 1, the Holder shall furnish to the Company such information regarding his holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

     3.   State Securities Laws.  Subject to the conditions set forth in this
          ---------------------
Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holder may reasonably request, and the Company shall use reasonable efforts to cause such filings to become qualified; provided,
                                                                  --------
however, that the Company shall not be obligated to qualify as a foreign
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corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state.

     4.   Expenses.  The Company shall bear all expenses incurred in connection
          --------
with the registration of the Registrable Shares pursuant to Section 1 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the National Association of Securities Dealers, Inc. or, if the Common Stock is not then listed on the Nasdaq SmallCap Market, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted. Notwithstanding the foregoing, the Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes)

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

with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by the Holder.

     5.   Indemnification by the Company.  The Company agrees to indemnify the
          ------------------------------
Holder and each person or entity, if any, subject to liability because of his, her or its connection with the Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 5 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     6.   Covenant of the Holder.  The Holder hereby agrees (a) to cooperate
          ----------------------
with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the Shares covered by the Registration Statement from the Holder, (c) to notify the Company of any sale of Registrable Shares by the Holder and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material

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

fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will the Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and (ii) the total amount for which the Holder shall be liable under this Section 6 shall not in any event exceed the aggregate gross proceeds received by him or it from the sale of the Holder's Registrable Shares in such registration. The obligations of the Holder under this Section 6 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     7.   Suspension of Registration Requirement.
          --------------------------------------

     (a) The Company shall promptly notify the Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed ninety (90) days. Immediately upon receipt by the Holder of notice of a Suspension Event, the Holder shall cease to offer or sell any Registrable Securities pursuant to such Registration Statement, cease to deliver or use such Registration Statement and, if so requested by the Company, return to the Company, at his expense, all copies (other than permanent file copies) of such Registration Statement.

     (c) The Holder agrees, if requested by the Company in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering,"

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

collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 90-day period (or such longer period as may be required by the managing underwriter or underwriters) beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters. Furthermore, notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement such Registration Statement shall be suspended in the event and during such period as the Company is proceeding with an Offering if the Company is advised by the underwriters that the sale of shares of Registrable Securities under such Registration Statement would have a material adverse effect on the Offering.

     8.   Black-Out Period.  Following the effectiveness of the Registration
          ----------------
Statement and the filings with any state securities commissions, the Holder agrees that he will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after he has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering, or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than three (3) business days after the conclusion of any such Suspension Event or Offering.

     9.   Contribution.  If the indemnification provided for in Sections 5 and 6
          ------------
is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying
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party to contribute under this Section 9 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

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

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     10.  No Other Obligation to Register.  Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Company shall have no obligation to the Holder to register the Registrable Shares under the Securities Act.

     11.  Amendments and Waivers.  The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented without the prior written consent of the Company and the Holder.

     12.  Notices.  Except as set forth below, all notices and other
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communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company and the Holder at the following addresses (or at such other address for either party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to or Section 6, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

          If to the Company:  NutraMax Products, Inc.
                              9 Blackburn Drive
                              Gloucester, MA 01930
                              Attn: Chief Financial Officer

          With a copy to:     Goodwin, Procter & Hoar LLP
                              Exchange Place
                              Boston, MA 02109
                              Attn: Joseph L. Johnson III, Esq.

          If to the Holder:   Bernard J. Korman
                              Graduate Health System
                              22nd and Chestnut Streets
                              Philadelphia, PA 19103

In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

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

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by the Holder and any attempted assignment hereof by the Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to the Holder.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     17.  Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18.  Entire Agreement.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    NUTRAMAX PRODUCTS, INC.

                                    /s/ Robert F. Burns
                                    ____________________________________
                                    Name:  Robert F. Burns
                                    Title: Chief Financial Officer


                                    HOLDER:

                                    /s/ Bernard J. Korman
                                    ____________________________________
                                    Bernard J. Korman

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